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                                                                     EXHIBIT 4.3



         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
           HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS,
                     CONTAINED IN PARAGRAPH 5 HEREOF, WITH
                           RESPECT TO THEIR TRANSFER.

                 WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

                          AIR-CURE TECHNOLOGIES, INC.



                                                                 33,675 WARRANTS

                                 April 24, 1996

     This Warrant certifies that, for value received, SANDERS MORRIS MUNDY INC. (the "Holder") is the registered holder of 33,675 Warrants (the "Warrants") to purchase from Air-Cure Technologies, Inc., a Delaware corporation (the "Company"), one share (for each such Warrant) of the Company's common stock, par value $.001 per share (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock"), at the purchase price of $4.72 (the "Exercise Price") (subject to adjustment as provided herein).

     This Warrant is subject to the following provisions, terms and conditions:

     1. EXERCISE OF WARRANTS

     This Warrant may be exercised by the Holder, in whole or in part, subject to the provisions hereof (but not as to a fractional share of Common Stock), by
(a) surrender of this Warrant at the principal office of the Company located at 2828 Clinton Drive, Houston, Texas 77020 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly executed, at any time within the period beginning on the date hereof and expiring at 5:00 p.m. Houston, Texas time on April 24, 1998 (the "Exercise Period") and (b) payment to the Company by certified check or bank draft of the Exercise Price for such shares.

     The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section

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2D, shall be delivered to the Holder promptly and in no event later than five business days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant representing the number of shares of Common Stock, if any, in respect of which this Warrant shall not have been exercised also shall be delivered to the Holder within such time.

     2. ADJUSTMENTS

     A. ADJUSTMENT OF EXERCISE PRICE. In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company's capital stock are issued by reclassification of the Common Stock, the Exercise Price per share in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution be proportionately adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock prior to such combination, subdivision, reclassification or dividend, and the denominator of which is that number of outstanding shares of Common Stock after giving effect to such combination, subdivision, reclassification or dividend. Any dividend paid or distributed on the Common Stock in stock or any other securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

     Whenever the Exercise Price per share is adjusted as provided in the immediately preceding paragraph, the number of shares of the Common Stock purchasable upon exercise of the Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneously with such Exercise Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of the Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of the Common Stock shall thereupon be the number of shares of the Common Stock purchasable upon exercise of the Warrant until further adjusted as provided herein.

     B. NOTICE OF ADJUSTMENTS OF EXERCISE PRICE. Whenever the Exercise Price is adjusted as herein provided, the Company shall deliver to Holder, within 30 days after such adjustment, a notice setting forth (1) the adjusted Exercise Price and the adjusted number of shares of Common Stock that may be acquired on the exercise of this Warrant, (2) the calculation of such adjustment and
(3) the facts upon which such calculation is based.

     C. STATEMENT ON WARRANT CERTIFICATES. This Warrant need not be amended or modified because of any change in the Exercise Price or in the number or kind of shares


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purchasable upon the exercise of this Warrant; however, the Company may, at any time and in its sole discretion, amend or modify this Warrant in any manner it may deem appropriate and that does not affect the substance thereof. Any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so amended or modified.

     D. FRACTIONAL INTEREST. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrant so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2D, be issuable on the exercise of this Warrant, the Company shall, in lieu of issuing such fractional share of Common Stock, pay an amount in cash equal to the Closing Price (as defined below), multiplied by the fraction of a share of Common Stock otherwise issuable. For the purposes hereof, "Closing Price" on any Trading Day (as determined below) with respect to any security means the average of the highest reported bid price and the lowest reported asked price on a Trading Day, on the Nasdaq National Market System or any other recognized securities exchange on which the security is traded; if on any Trading Day the security is not quoted by any such organization, the fair value of such security on such day, as determined by the Board of Directors of the Company. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange.

     3. RESERVATION AND AUTHORIZATION OF COMMON STOCK

     The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free of all transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise or conversion of this Warrant, sufficient shares of Common Stock to provide for the exercise or conversion of this Warrant and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise or conversion of this Warrant may be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed.

     4. NO VOTING RIGHTS

     This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.


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     5. RESTRICTIONS ON TRANSFER

     This Warrant and the shares of Common Stock issuable upon the exercise or conversion of this Warrant are not transferable directly or indirectly, in whole or in part, except in the case of any such transfer (a) which is in compliance with applicable federal and state securities laws, including but not limited to, the Securities Act of 1933 ("Securities Act") and (b) for which the Company is provided with an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer is not in violation of any of said securities laws. The certificates representing the shares of Common Stock issuable upon the exercise or conversion of this Warrant will bear restrictive legends evidencing such restrictions.

     6. CLOSING OF BOOKS

     The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise or conversion of any Warrant in any manner which interferes with the timely exercise or conversion of the Warrants.

     7. WARRANTS EXCHANGEABLE; LOSS, THEFT

     This Warrant is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 1, for a new Warrant or Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

     8. MERGERS, CONSOLIDATIONS

     If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be


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entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided herein. The foregoing provisions of this
Section 8 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or entity that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     9. RIGHT TO CONVERT WARRANTS.

     A. The Holder shall have the right to convert this Warrant (the "Conversion Right"), in whole but not in part, at any time prior to the expiration of the Exercise Period, into shares of Common Stock as provided for in this Section 9. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for this Warrant in effect immediately prior to the exercise of the Conversion Right from the amount obtained by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant by the Closing Price on the Trading Day immediately preceding the exercise of the Conversion Right) by (y) the Closing Price of one share of Common Stock on the Trading Day immediately preceding the exercise of the Conversion Right.

     B. The Conversion Right may be exercised by the Holder, at any time or from time to time, during the Exercise Period, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company designated in Section 1 hereof, exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and
(ii) a place and date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such purchase.


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     C. At any closing under Section 9B hereof, (i) the Holder will surrender this Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, as provided in Section 2D above.

     10. WARRANT ISSUED IN EXCHANGE. This Warrant is issued in exchange for the surrender to the Company by Holder of that certain warrant to purchase 25,000 shares of Common Stock (the "1992 Warrant") (which pursuant to adjustments represented the right to purchase 33,675 shares of Common Stock prior to the date hereof), issued pursuant to that certain Warrant Agreement dated June 15, 1992, as amended by Amendment Agreement dated January 28, 1993, between Holder and the Company (the "Warrant Agreement"). Upon such exchange, the 1992 Warrant shall be cancelled and the Warrant Agreement terminated without further action by Holder or the Company.

Dated effective this 24th day of April, 1996.


                                                 AIR-CURE TECHNOLOGIES, INC.




                                                 By: /s/ Mark E. Johnson
                                                    -------------------------
                                                 Name:   Mark E. Johnson
                                                      -----------------------
                                                 Title:  President
                                                       ----------------------

ATTEST:

By: /s/ Lawrance W. McAfee
   -----------------------------
Name:   Lawrance W. McAfee
     ---------------------------
Title:  Executive Vice President
      --------------------------



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                         [FORM OF ELECTION TO PURCHASE]

                   (To be executed upon exercise of Warrant.)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock and herewith tenders in payment for such shares a certified check or bank draft payable to the order of Air-Cure Technologies, Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________ whose address is ________________________________________.



Dated:____________________              _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant.)




                          [FORM OF CONVERSION NOTICE]

                  (To be executed upon conversion of Warrant.)

     The undersigned hereby irrevocably elects to exercise the Conversion Right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock and herewith tenders in payment for such shares this Warrant Certificate, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________________________________________________________ whose address is
______________________________________________________ and that such certificate (or any payment in lieu thereof) be delivered to ________________________ whose address is ____________________________________.




Dated:____________________              _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant.)



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                              [FORM OF ASSIGNMENT]

                  (To be signed only upon transfer of Warrant)


     For value received, the undersigned hereby sells, assigns and transfers unto __________________________________ the right represented by the enclosed Warrant to purchase _______________ shares of Common Stock of Air-Cure Technologies, Inc. to which the enclosed Warrant relates, and appoints _________________________ Attorney to transfer such right on the books of Air-Cure Technologies, Inc. with full power of substitution in the premises.

Dated:____________________              _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant.)




                                        _______________________________________
                                        (Address)


Signed in the presence of:


__________________________________